Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose names appear below appoints and constitutes George F. Horner III, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments to the within registration statement, and to sign any and all registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, together with all exhibits thereto, with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., and such other agencies, offices and persons as may be required by applicable law, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/S/ JAMES H. CAVANAUGH, PH.D. James H. Cavanaugh, Ph.D.	Chairman of the Board	February 13, 2004

/S/ GEORGE F. HORNER III George F. Horner III	President, Chief Executive Officer and Director (Principal Executive and Accounting Officer)	February 13, 2004

/S/ CLAUDIO QUARTA, PH.D. Claudio Quarta, Ph.D.	Chief Operating Officer and Director	February 13, 2004

/S/ UBALDO LIVOLSI, PH.D. Ubaldo Livolsi, Ph.D.	Director	February 13, 2004

/S/ FRANCESCO PARENTI, PH.D. Francesco Parenti, Ph.D.	Chief Scientific Officer and Director	February 13, 2004

/S/ COSTANTINO AMBROSIO Costantino Ambrosio	Chief of Manufacturing and Director	February 13, 2004

/S/ CHRISTOPHER T. WALSH, PH.D. Christopher T. Walsh, Ph.D.	Director	February 13, 2004

/S/ DAVID V. MILLIGAN, PH.D. David V. Milligan, Ph.D.	Director	February 13, 2004

/S/ DOV A. GOLDSTEIN, M.D. Dov A. Goldstein, M.D.	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 13, 2004